UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 24, 2019, Bath & Beyond Inc. distributed the following message to its associates:

Dear Fellow Associates,

As you know, a group of three activist investors has made public statements about Bed Bath & Beyond and is seeking to replace our Board of Directors. As part of their process, we expect that very soon they will release a lengthy presentation – commonly referred to as a “white paper” – outlining their plan for what they believe we should be doing, based upon what they have gathered about our Company from external observations. It is likely to include many things we are already doing, some things we chose not to do and, in general, be highly critical of us.

As with any of our investors, our Board and management team are open to the activists investors’ ideas and, once released, will carefully review their presentation to see if there are any useful recommendations to incorporate into our transformation plan. We have been asking for their ideas but so far, they have chosen not to share them with us. We are open to good ideas from any source, and our emphasis on having the right strategies in place has been driving the important business transformation that is underway.

We will continue to keep you informed. While this will likely continue to get media attention, the most important thing that you can do is remain focused on executing our plan and providing our customers with a superior experience that exceeds their expectations.

Thank you for all that you do as we continue our efforts to transform our Company and be the trusted expert for the home and heartfelt life events.

Steven

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company's 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company's Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue Union, New Jersey 07083, by contacting the Company's proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company's website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company's quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company's Current Reports on Form 8-K filed with the SEC on June 5, 2018 and April 22, 2019 and the Company's definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.